EXHIBIT 99.1

RKINGSCOMPETITIONS LTD

REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Years Ended October 31, 2021 and 2020

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of RKingsCompetitions Ltd

Northern Ireland

Opinion

We have audited the accompanying financial statements of RKingsCompetitions Ltd (the “Company”) which comprise the balance sheets as of October 31, 2021 and 2020, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Board of Directors and Stockholders, and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

As discussed in Note 1 to the financial statements, when another party is involved in providing goods or services to the Company’s clients, a determination is made as to who is acting in the capacity as the principal in the sales transaction.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation of principal versus agent.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, TX

January 14, 2022

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RKINGSCOMPETITIONS LTD
Balance Sheets
	October 31,
	2021	2020

ASSETS

Current assets:
Cash and cash equivalents	$758,047	$1,423,175
Inventory, prizes	906,018	1,145,762
Total current assets	1,664,065	2,568,937

Other assets:
Plant and machinery, net	6,092	8,645
Fixtures, fittings and equipment, net	21,521	14,688
Website development costs, net	13,901	-
Total Non-current assets:	41,514	23,333

Total assets	$1,705,579	$2,592,270

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accrued income tax liability	$602,628	$672,992
Deferred revenue	281,826	302,692
Accounts payable and accrued liabilities	71,057	167,558
Deferred tax liability	5,242	4,433
Advance from shareholder	-	2,606
Total Current liabilities	960,753	1,150,281

Total liabilities	960,753	1,150,281

Contingencies	-	-

Shareholder's equity:
Common stock: $1.30 par value; 100 and 100 shares authorized; 100 and 100 shares issued and outstanding respectively	130	130
Accumulated other comprehensive (expense) income	(13,421)	3,373
Accumulated earnings	758,117	1,438,486
Total shareholders' equity	744,826	1,441,989

Total liabilities and shareholders' equity	$1,705,579	$2,592,270

The accompanying notes are an integral part of these financial statements.

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RKINGSCOMPETITIONS LTD
Statements of Operations

	Years Ended October 31,
	2021	2020

Sales	$32,510,412	$34,063,526
Cost of goods sold	(26,025,239)	(29,214,831)
Gross profit (loss)	$6,485,173	$4,848,695

Operating expenses
Selling, general and administrative expenses	3,275,769	1,356,677
Total operating expenses	3,275,769	1,356,677

Gain from operations	$3,209,404	$3,492,018

Other income (expense)
Interest expense	-	(44)
Total other expense	-	(44)

Net income before taxes	$3,209,404	$3,491,974

Income tax expense	(609,747)	(663,483)
Net income	$2,599,657	$2,828,491

Other comprehensive income
Foreign currency translation adjustment	(16,794)	3,373
Total comprehensive income	$2,582,863	$2,831,864

Net earnings per common share – basic and diluted	$25,996.57	$28,284.91

Weighted average number of common shares outstanding – basic and diluted	100	100

The accompanying notes are an integral part of these financial statements.

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RKINGSCOMPETITIONS LTD
Statements of Shareholders' Equity

			Accumulated
			Other
	Common Stock		Comprehensive	Accumulated	Shareholders'
	Shares	Amount	Income	Earnings	Equity
Balances, October 31, 2019	2	$3	$0	$102,720	$102,723

Common stock issued for cash	98	127			127
Dividends paid				(1,492,725)	(1,492,725)
Cumulative translation adjustment			3,373		3,373
Net income				2,828,491	2,828,491
Balances, October 31, 2020	100	$130	$3,373	$1,438,486	$1,441,989

Common stock issued for cash					-
Dividends paid				(3,280,026)	(3,280,026)
Cumulative translation adjustment			(16,794)		(16,794)
Net income				2,599,657	2,599,657
Balances, October 31, 2021	100	$130	$(13,421)	$758,117	$744,826

The accompanying notes are an integral part of these financial statements.

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RKINGSCOMPETITIONS LTD
Statement of Cash Flows
For the years ended

	October 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$2,599,657	$2,828,491

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,078	4,133
Changes in operating assets and liabilities:
Decrease (increase) in inventory, prizes	239,744	(997,712)
(Decrease) increase in accounts payable and accrued liabilities	(96,501)	165,006
(Decrease) increase in accrued income tax liability	(70,364)	628,889
Increase in deferred revenues	(20,866)	276,427
Increase in deferred tax liability	809	4,433
Net cash from operating activities	$2,663,557	$2,909,667

Cash flows from investing activities:
Payment related to website development costs	(15,646)	-
Payment related to purchase of fixed assets	(13,613)	(15,162)
Net cash used in investing activities	$(29,259)	$(15,162)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	127
Dividends paid	(3,280,026)	(1,492,725)
Payment on shareholder loans	(2,606)	(61,884)
Net cash provided by financing activities	$(3,282,632)	$(1,554,482)

Effect of exchange rate changes on cash	(16,794)	3,373

Net increase in cash	$(665,128)	$1,343,396

Cash at beginning of year	$1,423,175	$79,779

Cash at end of year	$758,047	$1,423,175

Supplemental disclosure:
Cash paid for interest	$-	$44
Cash paid for taxes	$725,147	$-

The accompanying notes are an integral part of these financial statements.

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RKINGSCOMPETITIONS LTD

Notes to the Financial Statements

October 31, 2021 and 2020

Note 1 – Summary of Business Operations and Significant Accounting Policies

Nature of Operations and Business Organization

RKingsCompetitions Ltd (“RKings”, “we”, “our”, “us”, or “Company”) is a corporation formed under the laws of the state of Northern Ireland on October 19, 2018 as a private company limited by shares. The Company’s principal activity is raffling items in a game of chance.

Basis of Presentation

The accompanying financial statements include the accounts of RKingsCompetitions Ltd and have been prepared in accordance with accounting principles generally accepted in the United States.

Business Segment

The Company’s operating segment is gaming.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include certain revenues, the allowance for doubtful accounts, the fair value of investments, the carrying amounts of intangible assets, depreciation and amortization, the valuation of stock options and deferred income taxes.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties associated with development of new technology including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, the need to obtain additional financing and limited operating history. The Company is currently developing new raffle gaming platforms for commercialization, but there can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a gaming platform requires significant capital; however, the Company expects to continue its current operations under its existing platform that is generating significant margins until the new platform is fully tested and ready to be launched.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at October 31, 2021 and 2020.

Customer deposits held by banks, building societies and credit unions (including in Northern Ireland) in UK establishments that are authorized by the Prudential Regulation Authority (PRA) are protected by the Financial Services Compensation Scheme (FSCS) up to £85,000 or USD$110,500. This includes, for example, eligible deposits in current accounts, savings accounts, cash ISAs (i.e., UK tax free savings accounts) or savings bonds. The deposit protection limit applies to the total eligible deposits of each entity, per PRA-authorized firm.

A PRA-authorized firm may own several banking and building society brands. This means that anyone who has deposits in more than one account under a single brand, or multiple accounts under different brands owned by a single firm, is only protected up to a total of £85,000 or USD$110,500 across all these accounts. However, there is temporary deposit protection for up to 6 months above the £85,000 or USD$110,500 limit for certain types of deposits classified as temporary high balances. Protection will be up to £1million in most cases. Eligible deposits that add up to more than the deposit protection limit may split their deposits across different PRA-authorized firms to keep their deposits fully protected.

The Company does not hold deposits at banks, building societies and credit unions that are authorized by the PRA that are protected by the FSCS nor is the Company insured against such losses.

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Inventory

The Company purchases prizes to award to raffle winners; these prizes are the Company’s inventory. Inventory is stated at the lower of cost or net realizable value, using the first-in, first out (“FIFO”) method. Costs include expenditures incurred in the normal course of business in bringing stocks to their present location and condition. Full provision is made for obsolete and slow-moving items. Net realizable value comprises actual or estimated selling price (net of discounts) less all further costs to completion or to be incurred in marketing and selling. Inventory was $906,018 and $1,145,762 at October 31, 2021 and 2020, respectively, and is included in inventory, prizes in the balance sheets.

Intangible Assets

Intangible assets, including patents, are capitalized when a future benefit is determined. Intangible assets are amortized over the anticipated useful live of the intangible asset.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1.	Significant underperformance compared to historical or projected future operating results;
2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense related to its intangible assets of $1,737 and $0 during the years ended October 31, 2021 and 2020, respectively.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification (ASC) 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day-to-day operation of the website are expensed as incurred. All costs associated with the websites are subject to straight-line amortization over a three-year period.  As of October 31, 2021 and 2020, website development costs were $15,638 and $0, respectively.

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by ASC 985-20-25 “Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed,” requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product.  No software development costs, or related costs were incurred at October 31, 2021 and 2020.

Plant and Machinery

Fixtures, Fittings and Equipment

Plant and machinery, fixtures, fittings, and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed pursuant to the straight-line method whereby the amount of depreciation is calculated by applying a fixed percentage (25%) on the book value of the asset each year.

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Revenue Recognition – Sales

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective November 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended October 31, 2021 and 2020 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Payments for raffles received in advance of services being rendered are recorded as deferred revenue and recognized as revenue when control of the prize has been transferred to the raffle winner.

We generate our revenues from sales of raffle tickets directly to customers for prizes throughout the United Kingdom ranging from automobiles to jewelry as well as travel and entertainment experiences.

Income Taxes

The Company accounts for Northern Ireland income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When Northern Ireland tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the Northern Ireland taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of October 31, 2021, the Company’s Northern Ireland income tax returns for tax years ending October 31, 2021, 2020 and 2019 remain potentially subject to audit by the Northern Ireland taxing authorities.

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RKingsCompetitions Ltd. follows the guidance of ASC 740, “Income Taxes.” Deferred income taxes of $5,242 and $4,433 as of October 31, 2021 and 2020, respectively, reflect the net effect of temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for Northern Ireland income tax reporting purposes. No current tax benefit has been made in the accompanying statements of operations.

A current tax provision of $585,329 and $725,147 has been made in the accompanying statement of income (loss) for the year ended October 31, 2021 and 2020 for Northern Ireland taxes due currently. Consequently, no deferred tax asset has been recognized.

Our Northern Ireland effective tax rate was 19% for the years ended October 31, 2021 and 2020.

Sponsorship and Charitable Donations Expense

Sponsorship and charitable donations expense in the amounts of $174,776 and $85,947 are included in general and administrative expenses for the years ended October 31, 2021 and 2020, respectively. Sponsorship expenses are related providing sponsorship funds to organizing and assisting with the expenses of charitable events while charitable donations are related to contributions made to charitable organizations for their operating expenses.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC  820 does not require any new fair value measurements but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1:	Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.
Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3:	Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash; inventory, prizes; accounts payable; accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Foreign currencies

The Company’s functional currency is the Great Britain Pound Sterling (“GBP”). Assets and liabilities denominated in GBP are translated at the rates of exchange as of the year end to United States Dollars (“USD”). Income and expense items that are translated to USD using the average exchange rates for the reporting period while equity items remain valued as of the date when the fair value was determined. The resulting exchange differences represent foreign exchange gains or losses and presented in the other comprehensive income in the Statement of Operations and in accumulated other comprehensive income in the Balance Sheet.

Leases

The Company utilizes operating leases for its offices. The Company determines if an arrangement is a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s contractual obligation to make lease payments under the lease. Operating leases are included in operating lease right-to-use assets, non-current, and operating lease liabilities current and non-current captions in the balance sheets.

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Operating lease right-to-use assets and liabilities are recognized on the commencement date based on the present value of lease payments over the lease term. Lease agreements may contain periods of free rent or reduced rent, predetermined fixed increases in the minimum rent and renewal or termination options, all impacting the determination of the lease term and lease payments to be used in calculating the lease liability. Lease cost is recognized on a straight-line basis over the lease term. The Company uses the implicit rate in the lease when determinable. As most of the Company’s leases do not have a determinable implicit rate, the Company uses a derived incremental borrowing rate based on borrowing options under its credit agreement. The Company applies a spread over treasury rates for the indicated term of the lease based on the information available on the commencement date of the lease.

As of October 31, 2021, and 2020, the Company does not have lease agreements or any contracts that contain lease elements. The Company’s office and warehousing are month-to-month rental arrangements that can be terminated by either the landlord or tenant with 30 days’ notice. It is anticipated that during 2022, the Company will enter into office and warehousing leasing arrangements and apply the aforementioned guidance.

Net Earnings or Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share.  Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding.  As no potentially dilutive items exist as of October 31, 2021 and 2020 and the Company is in a net income position for both years then ended, diluted net loss per share is the same as basic net loss per share for each year.

Recent Accounting Policies Adopted

Revenues from contracts with customers. In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-9, “Revenue from Contracts with Customers.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-9 by one year. As a result, the amendments in ASU 2014-9 are effective for public companies for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Additional ASUs have been issued that are part of the overall new revenue guidance, including: ASU No. 2016-8, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Identifying Performance Obligations and Licensing,” and ASU 2016-12, “Narrow Scope Improvements and Practical Expedients.”

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. The new model requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time for each of these obligations. We adopted the requirements of the new standard effective November 1, 2019 and will use the modified retrospective adoption approach.

The impact to our results is not material because the analysis of our contracts under the new revenue recognition standard supports the recognition of revenue at a point in time since the grant awards intervals have to be approved and qualified by the National Science Foundation, receipt of the grant is no assured until received.  In the future, as the Company generates revenues from the sales of outboard engines, revenues will still be recognized at a point in time because at the point of sale, control over the asset passes to our customer and there are no more outstanding performance obligations to be satisfied for our outboard engines that are distributed to our customers, which is consistent with our current revenue recognition model. In addition, the number of performance obligations under the new standard is not materially different from our contract segments under the existing standard. Lastly, the accounting for the estimate of variable consideration is not materially different compared to our current practice.

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Hedge Accounting. In August 2017, the FASB amended the existing accounting guidance for hedge accounting. The amendments require expanded hedge accounting for both non-financial and financial risk components and refine the measurement of hedge results to better reflect an entity’s hedging strategies. The new guidance also amends the presentation and disclosure requirements and changes how entities assess hedge effectiveness. The new guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2018 with early adoption permitted. The new guidance must be adopted as of November 1, 2019 using a modified retrospective transition with a cumulative effect adjustment recorded to opening retained earnings as of the initial adoption date.

There is no impact to our results as we do not have hedging instruments.  We do not have existing hedging relationships, nor do we have hedging instruments that have not expired, been sold, terminated or exercised.  We have not removed the designation of a hedging relationship.

Leases. In February 2016, the FASB issued new guidance related to accounting and reporting guidelines for leasing arrangements. The new guidance requires entities that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted and should be applied using a modified retrospective approach. We adopted this guidance as of November 1, 2019 The Company elected available practical expedients permitted under the guidance, which among other items, allow the Company to (i) carry forward its historical lease classification, (ii) not reassess leases for the definition of “lease” under the new standard, (iii) utilize a discount rate as of the effective date and (iv) not record leases that expired or were terminated prior to the effective date. Accordingly, the Company recorded no operating lease Right-to-Use asset and no operating lease liability at the adoption date.

Measurement of Credit Losses on Financial Instruments. In June 2016, the FASB issued new guidance on the measurement of credit losses for financial assets measured at amortized cost, which includes accounts receivable, and available-for-sale debt securities. The new guidance replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. This update is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those annual periods. The new guidance was adopted as of November 1, 2019 using a modified retrospective transition with a cumulative effect adjustment of $0 recorded to opening retained earnings as of the initial adoption date.

Impact of COVID-19 Pandemic on Consolidated Financial Statements.

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies. Decreased demand for our products and services caused by COVID-19 could have a material adverse effect on our results of operations. Separately, economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our products, services and our operating results. The range of possible impacts on the Company’s business from the coronavirus pandemic could include, but are not limited to: (i) changing demand for the Company’s products and services; (ii) the closure of, or reduction in the number of persons who may be present in, establishments using the Company’s technology (resulting in a decrease in demand for such technology); (iii) travel restrictions and stay at home orders; (iv) recessions and other economic contractions which may decrease the amount of discretionary spending available to consumers and/or the amount such consumers are willing to spend; and (v) increasing contraction in the capital markets. At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic.

Note 2 – Other Assets

Fixtures, fittings and equipment

Fixtures, fittings and equipment (“FFE”) depreciation is computed by the straight-line method over the estimated useful lives (four years).  During the years ended October 31, 2021 and 2020, the Company acquired $13,152 and $15,131, respectively, in additional FFE.

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FFE are composed of the following:

	FFE Costs	Depreciation	Balance
Balance October 31, 2019	$843	$18	$825
2020	15,131	1,268	13,863
Balance October 31, 2020	15,974	1,286	14,688
2021	13,152	6,319	6,833
Balance October 31, 2021	$29,126	$7,605	$21,521

Plant and machinery

Plant and machinery (“PM”) depreciation is computed by the straight-line method over the estimated useful lives (four years). During the years ended October 31, 2021 and 2020, the Company acquired $47 and $658, respectively, in additional PM costs.

PM are composed of the following:

	PM Costs	Depreciation	Balance
Balance October 31, 2019	$11,479	$-	$11,479
2020	47	2,881	(2,834)
Balance October 31, 2020	11,526	2,881	8,645
2021	658	3,211	(2,553)
Balance October 31, 2021	$12,184	$6,092	$6,092

Depreciation expense related to FFE and PM were $9,530 and $4,149 for the years ended October 31, 2021 and 2020, respectively.

Website development costs

Website development costs are amortized over a three-year period.  During the years ended October 31, 2021 and 2020, the Company incurred $15,638 and $0, respectively, in website development costs.

Website development costs are composed of the following:

	Website Development Costs	Amortization	Balance
Balance October 31, 2019	$-	$-	$-
2020	-	-	-
Balance October 31, 2020	-	-	-
2021	15,638	1,737	13,901
Balance October r 31, 2021	$15,638	$1,737	$13,901

This capitalization of these costs fall within the scope of ASC 350-50-25-15 wherein costs of upgrades and enhancements should be capitalized as they will result in added functionality of the website.

Website development costs are amortized on a straight-line basis over their expected useful lives, estimated to be 3 years.

Amortization expense related to website development costs were $1,737 and $0 for the years ended October 31, 2021 and 2020, respectively.

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Note 3 – Income Taxes

RKings follows the guidance of ASC 740, “Income Taxes”. Current tax represents the Northern Ireland tax amount expected to be paid on the earnings (gain from operations) of the Company. The provision for income taxes consists of the following components for the years ended October 31, 2021 and October 31, 2020:

	October 31,	October 31,
	2021	2020
Current	$609,747	$663,483

The effective tax rates for the years ended October 31, 2021 and October 31, 2020 were computed by applying the Northern Ireland statutory corporate tax rates as follows:

	October 31,	October 31,
	2021	2020
Statutory income tax rate	(19.0)%	(19.0)%
Permanent difference	-%	-%
	(19.0)%	(19.0)%

Deferred tax is recognized for all timing differences events that have occurred but not reversed and will result in a tax obligation in the future. These timing differences are temporary differences between the company's taxable profits and its results as stated in the financial statements.

The deferred tax liability of $5,242 and $4,433 as of October 31, 2021 and 2020, respectively, is measured on an undiscounted basis at the tax rates that are anticipated to apply in the periods in which the timing differences are expected to reverse.

Note 4 – Shareholders’ Equity

Common Stock

As of October 31, 2021, the Company has authorized 100 shares of $1.30 Ordinary share issue and, as of October 31, 2020, the Company has authorized 2 shares of $1.30 Ordinary share issue. 100 and 2 Ordinary share issue were issued and outstanding at October 31, 2021 and 2020, respectively.

On October 19, 2018, one Ordinary share was issued to Mr. Mark Weir and one Ordinary share issue was issued to Mr. Paul Hardman; combined, these two shares representing 100% of the issued and outstanding Ordinary share issue.

On April 28, 2020, the Company adopted an additional share class B Ordinary of which four shares were authorized and, the authorized shares of Ordinary share issue was increased to 100. These B shares are for dividend distribution and they have no voting rights.

On April 28, 2020 four shares of B Ordinary issue was issued to four individuals related to Mr. Weir and Mr. Hardman (Alan Weir, Eamond Hardman, Louisa Hardman and Lorna Weir each owned one share of B Ordinary share issue).

On April 28, 2020 ninety-four additional Ordinary share issue were issued; forty-seven Ordinary share issue to Mr. Weir and forty-seven Ordinary share issue to Mr. Hardman.  Mr. Weir and Mr. Hardman each owned forty-eight shares of Ordinary share issue for a total of ninety-six issued and outstanding shares.

On October 31, 2021, the shareholders of class B Ordinary share issue (Alan Weir, Eamond Hardman, Louisa Hardman and Lorna Weir) each converted their one class B Ordinary share issue for one Ordinary share issue. Alan Weir and Lorna Weir assigned their two shares of the Ordinary shares to Mr. Mark Weir. Eamond Hardman and Louisa Hardman assigned their two shares of the Ordinary shares to Mr. Paul Hardman. After the assignments of Ordinary shares issue, Mr. Mark Weir owns 50 shares of Ordinary share issue and Mr. Paul Hardman owns 50 shares of Ordinary share issue; the Company’s total issued, and outstanding Ordinary share issue is 100 shares.

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Dividends

Management determines the amount to pay as dividends on an as needed basis.

Note 5 - Concentrations

All customers are online customers throughout the UK.

Note 6 – Commitments and Contingencies

Legal Matters

The Company is not involved in litigation, other legal claims or proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters.

Employee Benefits

The company operates a defined contribution pension plan. The assets of the plan are held separately from those of the company in an independently administered fund, being invested with pension fund managers. The contributions are predetermined rates based on earnings.  As of October 31, 2021 and 2020, the Company held $17,521 and $2,635 in contributions due to HM Revenue and Customs and included in accounts payable and accrued liabilities.

Note 7 – Related Party Transactions

On October 31, 2021, Alan Weir, Eamond Hardman, Louisa Hardman and Lorna Weir each converted their one class B Ordinary share issue for one Ordinary share issue. Alan Weir and Lorna Weir assigned their two shares of the Ordinary shares to Mr. Mark Weir. Eamond Hardman and Louisa Hardman assigned their two shares of the Ordinary shares to Mr. Paul Hardman. After the assignments of Ordinary shares issue, Mr. Mark Weir owns 50 shares of Ordinary share issue and Mr. Paul Hardman owns 50 shares of Ordinary share issue. More details of share ownership are covered in “Note 4 – Shareholders’ Equity”.

Note 8 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date and has identified the following activities:

Change of Control

On November 29, 2021, effective November 1, 2021, Mr. Mark Weir and Mr. Paul Hardman executed a Share Purchase Agreement with Golden Matrix Group, Inc. for the sale of 80% of their Ordinary share issue in the Company.

Management’s Evaluation

Management has evaluated subsequent events through January 13, 2022, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

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